Exhibit 10.1
Director Restricted Stock Unit Agreement
This Director Restricted Stock Unit Agreement (the “Agreement”), by and between Core & Main, Inc., a Delaware corporation (the “Company”), and the Director whose name is set forth on Exhibit A hereto, is being entered into pursuant to the Core & Main, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(p). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
Section 1.Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Director, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto, as satisfaction of the equity portion of the Director’s annual fee for the current year. This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between any express provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.
Section 2.Vesting of Restricted Stock Units.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, on the first to occur of (i) the first anniversary of the Grant Date or (ii) the date of the next annual shareholders meeting (the “Vesting Date”), subject to the Director’s continued service as a member of the Board through such date. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(b)Effect of Termination of Service.
(i)If the Director’s service is terminated by reason of the Director’s death or Disability (such termination, a “Special Termination”), all outstanding unvested Restricted Stock Units shall immediately vest as of the date of such Special Termination. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(ii)Any Other Reason. Upon termination of the Director’s service for any reason other than a Special Termination (whether initiated by the Company or by the Director), any unvested Restricted Stock Units shall be forfeited and canceled effective as of the date of such termination.
(c)Effect of a Change in Control. In the event of a Change in Control, the treatment of any unvested Restricted Stock Units shall be governed by Article XIV of the Plan.
(d)Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any unvested Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.
(e)No Other Accelerated Vesting. The vesting and settlement provisions set forth in this Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3.Settlement of Restricted Stock Units.
(a)Timing of Settlement. Subject to Section 6(a), any outstanding Restricted Stock Units that became vested shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following the Vesting Date (the “Settlement Date”).
(b)Mechanics of Settlement. On the Settlement Date, the Company shall electronically issue to the Director one whole share of Company Common Stock for each Restricted Stock Unit that then became vested (except as provided in Section 6(a)), and, upon such issuance, the Director’s rights in respect of such Restricted Stock Unit shall be extinguished. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to the portion of Restricted Stock Unit multiplied by the Fair Market Value of the Company Common Stock on the Settlement Date. No fractional shares of Company Common Stock shall be issued.
Section 4.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Director may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Director may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 5.Restriction on Transfer; Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.
Section 6.Miscellaneous.
(a)Dividend Equivalents. Unless otherwise determined by the Administrator, in the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to the Settlement Date, there shall be credited to the account of the Director in respect of each outstanding Restricted Stock Unit an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the settlement of such related Restricted Stock Unit and then paid in cash but shall be forfeited upon the forfeiture of such related Restricted Stock Unit.
(b)Authorization to Share Personal Data. The Director authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(c)No Rights as Stockholder; No Voting Rights. Except as provided in Section 6(b), the Director shall have no rights as a stockholder of the Company with respect to any shares of Company Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock.
(d)No Right to Continued Service. Nothing in this Agreement shall be deemed to confer on the Director any right to continue in the service of the Company or any Subsidiary.

(e)Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(f)Forfeiture of Awards. The Restricted Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Director or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(g)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website or other electronic delivery.
(h)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(i)Waiver; Amendment.
(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Director and the Company.
(j)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.
(k)Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(l)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(l).
(m)Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(n)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(o)Acceptance of Restricted Stock Units and Agreement. The Director has timely indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Director by or on behalf of the Company on Exhibit A hereto (or as otherwise instructed by the Company in writing or via the Director’s stock plan portal). The Director acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Director and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Director’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Director and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.
(p)Acceptance of Restricted Stock Units and Agreement. The Director has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Director by or on behalf of the Company. The Director acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Director and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Director’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Director and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to
Director Restricted Stock Unit Agreement

Director:

Grant Date:*
Restricted Stock Units granted hereby:*

* Important Notice to Director: Pursuant to Section 6(o) of this Agreement, this grant of Restricted Stock Units is conditioned upon the Director’s timely acceptance of the terms of this Agreement. Accordingly, unless the Director affirmatively accepts this Award within 90 days of the Grant Date (as specified in the Director’s personal Fidelity portal) or another time period directed by the Company to the Director in writing (or in the Director’s personal Fidelity portal), this Agreement shall be void ab initio and the Director shall not be entitled to receive the Restricted Stock Units and shall have no rights under this Agreement whatsoever.